Orange County
Bancorp, Inc.

Orange County Bancorp, Inc. Announces Closing of Initial Public Offering of Common Stock and Full Exercise of Underwriters’ Overallotment Option

Middletown, N.Y. — August 9, 2021 — Orange County Bancorp, Inc. (Nasdaq: OBT) (the “Company”), parent company of Orange Bank & Trust Company and Hudson Valley Investment Advisors, Inc., today announced the closing of its initial public offering of common stock. The Company sold 1,150,000 shares of its common stock at a public offering price of $33.50 per share, including 150,000 shares of common stock sold pursuant to the underwriters’ overallotment option, which was exercised in full. The offering is expected to result in gross proceeds to the Company of approximately $38.5 million. The net proceeds to the Company, after deducting the underwriting discount and estimated offering expenses, are expected to be approximately $35.2 million.

The Company’s common stock now trades on the Nasdaq Capital Market under the symbol “OBT.”

Piper Sandler & Co. and Stephens Inc. acted as joint book-running managers.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and was declared effective by the SEC on August 4, 2021. The offering has been made solely by means of the written prospectus forming a part of the effective registration statement. Copies of the final prospectus may be obtained from Piper Sandler & Co., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, or by phone at 1-800-747-3924, or by email at prospectus@psc.com, or Stephens Inc., 111 Center Street, Little Rock, AR 72201, or by phone at 1-800-643-9691.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, nor shall there be any sale of the common stock, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The common stock purchased in the initial public offering will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency.

About Orange County Bancorp, Inc.

Orange County Bancorp, Inc. is the parent company of Orange Bank & Trust Company and Hudson Valley Investment Advisors, Inc. Orange Bank & Trust Company is an independent bank that began with the vision of 14 founders over 125 years ago. It has grown through ongoing innovation and an unwavering commitment to its community and business clientele to more than $2.0 billion in total assets. Hudson Valley Investment Advisors, Inc. is a Registered Investment Advisor in Goshen, NY. It was founded in 1996 and was acquired by the Company in 2012.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements,” including with respect to the initial public offering. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or similar terminology. These forward-looking statements are based on current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to: risks related to the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of the allowance for loan losses; decreases in deposit levels necessitating increased borrowing to fund loans and investments; the effects of the COVID-19 pandemic; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks detailed in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and other sections of the Registration Statement filed with the SEC. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as may be required by law.